As filed with the Securities and Exchange Commission on July 31, 2017

Registration No. 333-202995

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Nexvet Biopharma

public limited company

(Exact name of registrant as specified in its charter)

Ireland	98-1205017
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Unit 5, Sragh Technology Park Rahan Road, Tullamore Co. Offaly, R35 FR98, Ireland	N/A
(Address of principal executive offices)	(Zip code)

OPTION TERMS OF ISSUE

LONG TERM INCENTIVE PLAN

2015 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Marjorie Sybul Adams DLA Piper LLP (US) 1251 Avenue of the Americas New York, NY 10020 Tel: (212) 335-4500	Bruce Jenett Andrew Ledbetter DLA Piper LLP (US) 1251 Avenue of the Americas New York, NY 10020 Tel: (212) 335-4500
(Name, Address and Telephone Number, including Area Code, of Agent for Service)	(Copies to)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☒

DEREGISTRATION OF SECURITIES

Nexvet Biopharma public limited company (the “Registrant”) is filing this post-effective amendment to deregister unsold ordinary shares that were registered under the Registration Statement on Form S–8 originally filed on March 25, 2015 (Registration No. 333-202995) (the “Registration Statement”) for issuance pursuant to the Registrant’s Option Terms Of Issue, Long Term Incentive Plan and 2015 Equity Incentive Plan.

On July 31, 2017, the Registrant was acquired by Zoetis Belgium S.A., a wholly-owned subsidiary of Zoetis Inc. (the “Acquisition”) pursuant to a “scheme of arrangement” under Irish law. In connection with the Acquisition, and in accordance with an undertaking made by the Registrant in the Registration Statement, the Registrant hereby removes and withdraws from registration the ordinary shares of the Registrant registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melbourne, Australia, on July 31, 2017.

Nexvet Biopharma public limited company

By:	/s/ Damian Lismore
Name:	Damian Lismore
Title:	Authorized officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.